Exhibit 99.1
SUNCOKE ENERGY, INC. ANNOUNCES EXECUTIVE LEADERSHIP SUCCESSION:
SHANTANU AGRAWAL TO SUCCEED MARK W. MARINKO
AS CHIEF FINANCIAL OFFICER IN MARCH 2026
LISLE, Ill. (January 15, 2026) - SunCoke Energy, Inc. (NYSE: SXC) (“SunCoke”) today announced that Mark W. Marinko, SunCoke’s Chief Financial Officer, will retire effective March 13, 2026. As part of a planned transition in connection with Mr. Marinko’s retirement, the Board has unanimously appointed Shantanu Agrawal, currently serving as SunCoke’s Vice President, Finance and Treasurer, to succeed Mr. Marinko as CFO, effective March 13, 2026.
Mr. Agrawal has over a decade of relevant finance and accounting experience, with a deep understanding of SunCoke and its operations. He began his career with SunCoke as an FP&A Analyst in 2014. Since joining SunCoke, Mr. Agrawal has assumed progressively greater oversight roles, leading the finance and treasury functions, including budgeting, forecasting, financial analysis, cash management, investor relations, and procurement. He has served as SunCoke’s Vice President, Finance and Treasurer since 2021, and his demonstrated record of leadership will translate to a seamless transition for SunCoke’s finance organization.
Commenting on Mr. Marinko’s retirement, Katherine Gates, SunCoke’s President and Chief Executive Officer said, “During his time as CFO, Mark was instrumental in guiding SunCoke through critical phases of our evolution, including the recent acquisition of Phoenix Global Services.” Reflecting on Mr. Agrawal’s appointment, Ms. Gates continued, “We are looking forward to Shantanu’s future accomplishments and contributions as SunCoke’s next CFO. With his deep knowledge of SunCoke’s business and organization, and his significant finance and accounting expertise, Shantanu is the ideal person to step into the CFO role for SunCoke, driving financial discipline and operational excellence, while advancing our growth strategy and long-term value creation for shareholders.”
SUNCOKE ENERGY, INC.
SunCoke Energy, Inc. (NYSE: SXC) supplies high-quality coke to domestic and international customers. Our coke is used in the blast furnace production of steel as well as the foundry production of casted iron, with the majority of sales under long-term, take-or-pay contracts. We also export coke to overseas customers seeking high-quality product for their blast furnaces. Our process utilizes an innovative heat-recovery technology that captures excess heat for steam or electrical power generation and

Exhibit 99.1
draws upon more than 60 years of cokemaking experience to operate our facilities in Illinois, Indiana, Ohio, Virginia and Brazil. Our industrial services business provides export and domestic material handling services to coke, coal, steel, power and other bulk customers, as well as mission-critical services to leading steel producers globally. The logistics terminals have the collective capacity to mix and transload more than 40 million tons of material each year and are strategically located to reach Gulf Coast, East Coast, Great Lakes and international ports. Additional industrial services include the removal, handling, and processing of molten slag at customer sites, as well as preparation and transportation of metal scraps, raw materials, and finished products. To learn more about SunCoke Energy, Inc., visit our website at www.suncoke.com.
SunCoke routinely announces material information to investors and the marketplace using press releases, Securities and Exchange Commission filings, public conference calls, webcasts, sustainability reports, and SunCoke's website at https://www.suncoke.com/en/investors/overview. The information that SunCoke posts to its website may be deemed to be material. Accordingly, SunCoke encourages investors and others interested in SunCoke to routinely monitor and review the information that SunCoke posts on its website, in addition to following SunCoke's press releases, Securities and Exchange Commission filings, sustainability reports, and public conference calls and webcasts.
FORWARD-LOOKING STATEMENTS
This press release contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Any statements made in this press release that are not statements of historical fact, are forward-looking statements and should be evaluated as such. Forward-looking statements represent only our present beliefs regarding future events, many of which are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause our actual results and financial condition to differ materially from the anticipated results and financial condition indicated in such forward-looking statements. These risks and uncertainties include, but are not limited to, the risks and uncertainties described in Item 1A (“Risk Factors”) of our Annual Report on Form 10-K for the most recently completed fiscal year, as well as those described from time to time in our other reports and filings with the Securities and Exchange Commission (SEC).
In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the SEC cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other

Exhibit 99.1
important information regarding the matters discussed in this press release, see SunCoke's SEC filings, copies of which are available free of charge on SunCoke's website at www.suncoke.com or on the SEC's website at www.sec.gov. All forward-looking statements included in this press release are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this press release also could have material adverse effects on forward-looking statements.
Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events, or otherwise, after the date of this press release except as required by applicable law.
Investor/Media Inquiries:
Sharon Doyle
Manager, Investor Relations
(630) 824-1907